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                                                                   EXHIBIT 10.33

                       ACKNOWLEDGEMENT AND CLARIFICATION
                        OF REPURCHASE RIGHTS AGREEMENT
                        ------------------------------


     THIS ACKNOWLEDGEMENT AND CLARIFICATION OF REPURCHASE RIGHTS AGREEMENT dated as of October 31, 1997, is executed by and between GMS Dental Group, Inc., a Delaware corporation (the "Company") and Norman R. Huffaker ("Optionholder"), with reference to the following facts:

                                   RECITALS
                                   --------

     A. On December 4, 1996, the Company granted Optionholder options (the "Options") to acquire shares (the "Shares") of the Company's Common Stock (the "GMS Common Stock").

     B. Pursuant to the Option grant documents (the "Option Documents"), the shares underlying the Options (the "Option Shares") are subject to certain repurchase rights of the Company (the "Repurchase Rights").

     C. On October 17, 1997 the Board of Directors of the Company approved a merger (the "Merger") of the Company with and into Gentle Dental Service Corporation, a Washington corporation ("GDSC") pursuant to which all shares of GMS Common Stock outstanding immediately prior to the Merger will be exchanged for shares of the common stock of GDSC (the "GDSC Common Stock").

     D. The parties to this Agreement wish to hereby supplement the Option Documents in order to clarify that notwithstanding anything to the contrary provided in the Option Documents, that following the Merger, the shares of GDSC Common Stock the Optionholder will be entitled to purchase upon exercise of the Options as a result of in the Merger will be subject to the Repurchase Rights.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agrees as follows:

     1.   Repurchase Rights Clarification.  The parties hereby agree that
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notwithstanding anything to the contrary provided in the Option Documents, following the Merger, the shares of GDSC Common Stock the Optionholder will be entitled to purchase upon exercise of the Options as a result of the Merger will be subject to the Repurchase Rights.

     2.   Counterparts.  This Agreement may be executed in multiple
          ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     3.   Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
inure to the benefit of the parties' successors and assigns.
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     IN WITNESS WHEREOF, the parties have executed this Acknowledgement and
Clarification of Repurchase Rights Agreement as of the date first above written.

                              COMPANY:

                              GMS DENTAL GROUP, INC.


                              By:  /s/ Michael T. Fiore
                                  -----------------------------------------
                                    Michael T. Fiore, President and
                                    Chief Executive Officer


                              OPTIONHOLDER:


                                   /s/ Norman R. Huffaker
                                  -----------------------------------------
                                    Norman R. Huffaker